Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-1 (the "Registration Statement") of our report dated March 25, 2003, relating to the financial statements of the Pruco Life Variable Contract Real Property Account, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our reports dated February 18, 2003, relating to the financial statements and financial statement schedules of The Prudential Variable Contract Real Property Partnership, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
April 4, 2003

           THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                  SCHEDULE III - REAL ESTATE OWNED: PROPERTIES
                                DECEMBER 31, 2002
--------------------------------------------------------------------------------

                                                                                     Gross Amount at Which
                         Intial Costs to the Partnership                            Carried at Close of Year
                     --------------------------------------       Costs           ----------------------------
                                                              Capitalized
                                               Building &     Subsequent to                       Building &
   Description        Encumbrances   Land     Improvements     Acquisition           Land        Improvements
------------------    ------------ ---------  ------------   --------------       ----------    --------------
Properties:

Office Building
Lisle, IL                 None     1,780,000    15,743,881      5,333,355          1,780,000      21,077,236

Garden Apartments
Atlanta, GA               None     3,631,212    11,168,904        915,656(b)       3,631,212      12,084,560

Retail Shopping Center
Roswell, GA               None     9,454,622    21,513,677      1,926,983          9,462,951      23,432,331

Office/Warehouse
Bolingbrook, IL           None     1,373,199     7,302,518        418,011          1,373,199       7,720,529

Garden Apartments
Raleigh, NC               None     1,623,146    14,135,553        185,137          1,623,146      14,320,690

Office Building
Brentwood, TN             None     1,797,000     6,588,451      1,935,162          1,797,377       8,523,236

Office Park
Oakbrook Terrace, IL      None     1,313,310    11,316,883      1,575,203          1,313,821      12,891,575

Office Building
Beaverton, OR             None       816,415     9,897,307      1,176,487            845,887      11,044,322

Industrial Building
Salt Lake City, UT        None       582,457     4,805,676      1,211,349            702,323       5,897,159

Industrial Building
Aurora, CO                None     1,338,175     7,202,411      1,754,198          1,415,159       8,879,625

Office Complex
Brentwood, TN             None     2,425,000     7,063,755        337,440          2,453,117       7,373,078

                                 -----------   -----------    -----------        -----------     -----------
                                  26,134,536   116,739,016     16,768,981         26,398,192     133,244,341
                                 ===========   ===========    ===========        ===========     ===========


                                              Gross Amount at Which
                                             Carried at Close of Year
                              --------------------------------------------------------------

                               2002                               Year of             Date
   Description                Sales      Total (a)(b)(c)       Construction         Acquired
------------------           -------     ---------------       -------------        --------
Properties:

Office Building
Lisle, IL                                  22,857,236              1985            Apr., 1988

Garden Apartments
Atlanta, GA                                15,715,772              1987            Apr., 1988

Retail Shopping Center
Roswell, GA                                32,895,282              1988            Jan., 1989

Office/Warehouse
Bolingbrook, IL            (9,093,728)              0              1989            Feb., 1990

Garden Apartments
Raleigh, NC                                15,943,836              1995            Jun., 1995

Office Building
Brentwood, TN                              10,320,613              1982            Oct., 1995

Office Park
Oakbrook Terrace, IL                       14,205,396              1988            Dec., 1995

Office Building
Beaverton, OR                              11,890,209              1995            Dec., 1996

Industrial Building
Salt Lake City, UT                          6,599,482              1997            Jul., 1997

Industrial Building
Aurora, CO                                 10,294,784              1997            Sep., 1997

Office Complex
Brentwood, TN                               9,826,195              1987            Oct., 1997

                           ----------     -----------
                           (9,093,728)    150,548,805
                           ==========     ===========


                                              2002              2001                  2000
                                          -----------       -----------            -----------
(a)         Balance at beginning of year  158,410,798       154,613,404            172,606,825
              Additions:
               Acquistions                          0                 0                      0
               Improvements, etc.           1,231,735         3,797,394              2,480,354
              Deletions:
               Sale                        (9,093,728)                0            (20,473,775)
                                         ------------     -------------            -----------
            Balance at end of year        150,548,805       158,410,798            154,613,404
                                         ============     =============            ===========

(b)         Net of $1,000,000 settlement received from lawsuit.

                                                             THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                                                              SCHEDULE III - REAL ESTATE OWNED: INTEREST IN PROPERTIES
                                                                                 DECEMBER 31, 2002
                                                 -----------------------------------------------------------------------------------

                                                                                                          Gross Amount at Which
                                                 Intial Costs to the Partnership                         Carried at Close of Year
                                                 --------------------------------         Costs         ----------------------------
                                                                                       Capitalized
                                Encumbrances                         Building &       Subsequent to                     Building &
       Description              at 12/31/02           Land          Improvements       Acquisition          Land       Improvements
---------------------------   ---------------    -------------    ---------------    --------------     ------------   ------------
Interest in Properties:

Garden Apartments
Jacksonville, FL                    9,844,318        2,750,000        14,650,743          2,345,112       2,750,000      16,995,855

Retail Shopping Center
Kansas City MO and KS      *       15,016,865        5,710,916        15,211,504          3,053,317       5,710,916      18,264,821

Garden Apartments
Gresham/Salem, OR                   8,657,061        3,063,000        15,318,870            456,700       3,063,000      15,775,570

Retail Shopping Center
Hampton, VA                         9,804,475        2,339,100        12,767,956          1,339,852       3,276,520      13,170,388

Retail Shopping Center
Ocean City, MD                      7,393,254                -        10,012,138                  -               -      10,012,138

                              ---------------    -------------    --------------     --------------    ------------   -------------
                                   50,715,973       13,863,016        67,961,211          7,194,981      14,800,436      74,218,772
                              ===============    =============    ==============     ==============    ============   =============

                                                Gross Amount at Which
                                              Carried at Close of Year
                              ----------------------------------------------------------

                                                          Year of              Date
       Description             Total (a)(b)(c)          Construction         Acquired
---------------------------   -----------------      -----------------      -----------
Interest in Properties:

Garden Apartments
Jacksonville, FL                     19,745,855            1973             Sept., 1999

Retail Shopping Center
Kansas City MO and KS      *         23,975,737       Various Ranging       Sept., 1999
                                                      From 1972-1992
Garden Apartments
Gresham/Salem, OR                    18,838,570       Various Ranging       Feb., 2001
                                                      From 1971-1983
Retail Shopping Center
Hampton, VA                          16,446,908            1998             May, 2001

Retail Shopping Center               10,012,138            1986             Nov., 2002
Ocean City, MD

                              ----------------
                                    89,019,208
                              ================


                                                          2002            2001             2000
                                                     ------------     -----------     -----------
(a)      Balance at beginning of year                  60,659,900      25,121,329      22,587,869
           Additions:
            Acquistions                                10,012,138      33,488,926               0
            Improvements, etc.                          4,097,329       1,674,862       2,162,457
           Deletions:
            Sale                                                0               0               0

         Encumbrances on Joint Ventures
           accounted for by the equity method             205,498         374,783         371,003

                                                     ------------     -----------     -----------
         Balance at end of year                        74,974,865      60,659,900      25,121,329
                                                     ============     ===========     ===========

* Partnership interest accounted for by the equity method.

                      Report of Independent Accountants on
                         Financial Statement Schedules

To the Partners of The Prudential
Variable Contract Real Property Partnership:

Our audits of the consolidated financial statements referred to in our report dated February 18, 2003 appearing in this Annual Report on Form 10-K also included an audit of the financial statement schedules listed in Item 15(a)(2) of this Form 10-K. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


PricewaterhouseCoopers LLP
New York, New York
February 18, 2003